                                                                                      ; Exhibit 99

Sears Expects Significant Increase in

Fourth Quarter Earnings

Company Reports December Comparable Store Sales Flat

HOFFMAN ESTATES, Ill., Jan. 4 /PRNewswire/ -- Sears,

Roebuck and Co. (NYSE: S) today said it expects fourth

quarter earnings before non-comparable items to increase at

a high-teen to low-twenty percentage rate over last year's

$1.48 per share due to improved performance in its full-line stores and continuing strength in the company's credit

business.

Based on these current trends, the company also is revising

its full-year outlook for earnings per share, anticipating an increase at a high single-digit to low-teen percentage rate

excluding non-comparable items.

"Customers continue to recognize and respond to Sears

strong value proposition, which is supported by integrated

marketing and merchandising initiatives," said Chairman and

Chief Executive Officer Arthur C. Martinez. "At the same

time, we are seeing improved margin performance in our

full-line stores, strong performance in our international and credit businesses as well as solid results from our cost

containment measures, which more than offset soft

performance in our services segment."

DECEMBER SAME-STORE SALES

The company announced total domestic store revenues for

the five weeks ending January 1, 2000 were $4.52 billion.

Comparable domestic store revenues decreased 0.6 percent.

Total domestic store revenues increased 1.2 percent,

excluding the impact of the company's divestiture of

HomeLife. On a reported basis, revenues were 0.2 percent

below revenues of $4.53 billion for the five weeks ending

January 2, 1999.

"In contrast to last year's high level of promotional activity during the fourth quarter, we adopted a more focused

promotional plan in order to deliver stronger margin

performance, particularly in our apparel business," said

Chairman and Chief Executive Officer Arthur C. Martinez.

"Throughout the holiday season, we offered customers the

values they were looking for on the merchandise they

wanted without significantly increasing our marketing or

promotional costs. Sales were particularly strong in home

appliances, electronics, home fashions, fine jewelry and the infants' and toddlers' category. In addition, we were very

pleased with our Internet sales, which significantly

exceeded expectations."

Through its network of more than 850 full-line stores, 2,100 specialty stores and on-line offerings, Sears provides

apparel, home and automotive products and related services

for families throughout the country.

                                                                                             Sears, Roebuck and Co.

                                                                            5 Weeks                                                48 Weeks

1999 Domestic Store Revenues              $4,523,400,000                                     $28,093,200,000

1998 Domestic Store Revenues                4,531,500,000                                       28,673,700,000

Percent Change                                                (0.2)%                                                     (2.0)%

Comparable Domestic Stores

Percent Change                                                 (0.6)%                                                     1.8%

1999 Total Revenues                              $5,674,500,000                                       $38,058,100,000

1998 Total Revenues                                5,589,900,000                                         38,488,300,000

Percent Change                                                 1.5%                                                          (1.1)%

This release contains projections regarding 1999 and fourth

quarter results, including earnings, which are not yet final.

These projections and other statements in this release are

"forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ

materially. These forward-looking statements are based on

preliminary forecasts regarding fourth quarter costs and

expenses, assumptions about normal year-end accounting

and valuation adjustments, and similar uncertainties. While

the company believes its forecasts and assumptions are

reasonable, final results could vary significantly. The

company intends the forward-looking statements in this

release to speak only at the time of this release and does

not undertake to update or revise these projections as more

information becomes available.

SOURCE Sears, Roebuck & Co.

CONTACT: Peggy A. Palter of Sears, 847-286-8361/